SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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___ Soliciting Material Pursuant to Rule 240.14a-11(c)

or Rule 240.14a-12

Touch America Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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Rules 14a-6(i)(1) and 0-11.

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Touch America Holdings, Inc.

130 North Main Street

Butte, MT 59701-9332

August 16, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

It is our pleasure to invite you to attend Touch America Holdings, Inc. Stockholders' Annual Meeting, to be held on September 24, 2002, at 1:30 p.m., at the Minneapolis Airport Marriott, 2020 East 79th Street, Bloomington, Minnesota.

At this meeting, you will be asked to:

  Elect two Directors, each for a three-year term;
  Approve the Touch America Holdings, Inc. Long-Term Incentive Compensation Plan; and
  Transact such other business as may properly come before the meeting.

We will also report on our performance, our goals, and answer questions you may have.

Stockholders who owned either our Common Stock or $6.875 Series Preferred Stock at the close of business on July 26, 2002, the record date for the meeting, are entitled to vote at this meeting.

Whether or not you attend the meeting in person, your vote is very important.

Stockholders of record can vote in the following ways:

    By Mail - Fill in, sign and date your enclosed proxy card and return it promptly in the enclosed postage-paid envelope.
    In person at the meeting.

Stockholders whose shares are held in brokerage accounts can vote in any one of the following four ways:

    By Mail - Fill in, sign and date your enclosed proxy card and return it promptly in the enclosed postage-paid envelope.
    By Telephone - Call the toll-free telephone number on your proxy card to vote by phone.
    Via Internet - Visit the web site on your proxy card to vote via the Internet.
    In person at the meeting. If you intend to vote in person, you must bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

We look forward to receiving your vote and seeing you on September 24, 2002.

Sincerely,

Robert P. Gannon Patrick T. Fleming

Chairman of the Board of Directors Vice President, General

Counsel & Corporate Secretary

Contents

PAGE

PROXY AND VOTING INFORMATION 1

GENERAL INFORMATION 2

PROPOSAL NO. 1 ELECTION OF DIRECTORS 3

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 6

BOARD AND COMMITTEE MEETINGS 8 Audit Committee 8 Personnel Committee 8 Nominating/Directors' Affairs Committee 9 Other Committees 9

AUDIT COMMITTEE REPORT 10

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION 11

DIRECTOR COMPENSATION 14

PERFORMANCE GRAPH 15

SUMMARY COMPENSATION TABLE 16

OPTION GRANTS IN LAST FISCAL YEAR 17

AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES 17

RETIREMENT BENEFITS 18

Benefits Under The MPC Tax-Qualified Pension Plan 18

Non-Qualified Benefit Restoration Plan For Senior Management 18

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS 19

OTHER INFORMATION 22

Section 16(a) Beneficial Owner Reporting Compliance 22

Relationship with Independent Auditors 22

Other Matters 22

Stockholder Proposals 22

PROPOSAL NO. 2 LONG-TERM INCENTIVE COMPENSATION PLAN 23

Map OF MEETING LOCATION 30

EXHIBIT A -- TOUCH AMErICA HOLDINGS, INC. LONG-TERM INCENTIVE

COMPENSATION PLAN A-1

APPENDIX A -- CHARTER OF THE AUDIT COMMITTEE AA-1

August 16, 2002

Touch America Holdings, Inc.

130 North Main Street

BUTTE, MONTANA 59701-9332

Annual Meeting of Stockholders

September 24, 2002

PROXY STATEMENT

This proxy statement relates to the Touch America Holdings, Inc. Annual Meeting of Stockholders to be held on September 24, 2002, at 1:30 p.m. at the Minneapolis Airport Marriott, 2020 East 79th Street, Bloomington, Minnesota.

This proxy statement was mailed to stockholders on or about August 16, 2002. The 2001 Annual Report on Form 10-K was mailed to stockholders on April 22, 2002. The Proxy Statement and Annual Report are also available on our website, www.tamerica.com.

PROXY AND VOTING INFORMATION

Items of Business

The business to be presented at this year's Annual Meeting is to elect two directors, each to serve for a term of three years or until their successors are duly qualified and elected, and to adopt a new Long-Term Incentive Compensation Plan.

Stockholders Entitled to Vote

Stockholders who owned either our Common Stock or $6.875 Series Preferred Stock at the close of business on the record date, July 26, 2002, are entitled to vote at this meeting.

On July 26, 2002, our issued and outstanding voting securities were as follows:

  103,737,493 shares of Common Stock, par value $.01 per share; and
  360,800 shares of $6.875 Series Preferred Stock, par value $.01 per share.

Election of Directors

Stockholders of our Common Stock and $6.875 Series Preferred Stock are entitled to one vote for each share owned at the close of business on July 26, 2002.

Holders of our $6.875 Series Preferred Stock are entitled to cumulative voting. This is how cumulative voting works: your shares of preferred stock are multiplied by the number of Directors to be elected, and your votes may be cast for a single director or distributed among the directors. You may withhold your vote from any nominee for Director.

If a proxy is given without any voting instructions, the shares will be voted for all the nominees. Abstentions and broker non-votes are counted toward the quorum, but are not counted in the vote for any nominee.

If a quorum is present, the nominees for Directors will be elected by a plurality of the votes cast.

Adoption of The Touch America Holdings, Inc. Long-Term Incentive Compensation Plan (the "Plan")

Stockholders of our Common Stock and $6.875 Series Preferred Stock are entitled to one vote for each share of stock owned at the close of business on July 26, 2002. Votes cast in favor of the Plan must exceed the votes cast against the Plan for the adoption of the Plan to be approved.

Quorum

To hold the meeting, a majority of the outstanding shares on the record date, July 26, 2002, must be present in person or by proxy.

Revocation of Proxies

A stockholder giving a proxy may revoke it at any time before it is exercised at the meeting by giving us notice of its revocation, by executing another proxy dated after the proxy to be revoked, or by attending the meeting and voting in person.

General Information

A copy of our 2001 Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ending December 31, 2001 was mailed to stockholders on April 22, 2002, and is available on our website, www.tamerica.com.

We have selected Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $5,500, plus out-of-pocket expenses. Solicitations will be made by mail and may also be made personally or by telephone by our officers, other employees, or employees of Georgeson Shareholder Communications, Inc. We also will request that brokers and other nominees solicit proxies or authorizations from stockholders whose shares are held in accounts (street name) at brokerage firms. In addition, we will pay the customary broker or nominee charges for forwarding proxy material to you.

On February 26, 2002, the Board of Directors appointed Robert P. Gannon, Jerrold P. Pederson, and Patrick T. Fleming as the persons to vote as proxies for the stockholders at the Annual Meeting.

pROPOSAL NO. 1.  eLECTION OF dIRECTORS

Our Board of Directors currently consists of ten members divided into three classes. One class is to be elected at each Annual Meeting of Stockholders.

The Board of Directors has nominated two Directors to be elected at this Annual Meeting of Stockholders for terms of three years or until the election and qualification of their respective successors. The candidates are presently members of the Board of Directors. The ages of the Directors are as of March 31, 2002.

Nominees for Election for Terms of Three Years Expiring in 2005

R.D. Corette	61

Director since February 13, 2002. Mr. Corette is a resident of Butte, Montana, and has been an attorney, owner, and employee for Corette, Pohlman & Kebe, a law firm in Butte, Montana, since 1966.

Recent Positions: Director of The Montana Power Company from July 1990 to February 2002.

Kay Foster	60

Director since February 13, 2002. Ms. Foster is a resident of Billings, Montana, and has been President of Planteriors Unlimited, Inc., an interior foliage plant sales and maintenance business in Billings and Missoula, Montana since April 1999; and has owned this business since December 1980.

Recent Positions: Director of The Montana Power Company from January 1992 to February 2002.

Directors to Continue in Office With Terms Expiring in 2003
Carl Lehrkind III	63

Director since February 13, 2002. Mr. Lehrkind is a resident of Bozeman, Montana; has been President of Lehrkind's, Inc., a beverage bottler and distributor in Bozeman, Montana, since February 1970; and has been President, Owner and Operator of Yellowstone Country Food and Beverage restaurants in Livingston, Montana and Miles City, Montana since February 1993.

Recent Positions: Director of The Montana Power Company from July 1984 to February 2002.

John R. Jester	61

Director since February 13, 2002. Mr. Jester is a resident of Gig Harbor, Washington, and has been President of Bargain Street LLC, a retail firm, since September 1997.

Recent Positions: Director of The Montana Power Company from September 1995 to February 2002; and President of Muzak Limited Partnership, a telecommunications-based business, from January 1988 to May 1997.

Deborah D. McWhinney	46

Director since February 13, 2002. Ms. McWhinney is a resident of San Francisco, California, and has been President of Schwab Institutional for Charles Schwab, Inc., a provider of financial services, since February 2001.

Recent Positions: Director of The Montana Power Company from August 1999 to February 2002; and was President of Internet Profiles Corporation (I/PRO), a provider of Web traffic measurement, auditing, and research from July 1999 to January 2001; Executive Vice President from May 1997 to July 1999 and Senior Vice President from 1995 to 1997 for VISA International.

Other Directorships: Director, Novadigm, Inc.

Noble E. Vosburg	60

Director since February 13, 2002. Mr. Vosburg is a resident of Great Falls, Montana, and has been President and Chief Executive Officer of Pacific Steel & Recycling, a steel service center and recycling business in Great Falls, Montana, since May 1982.

Recent Positions: Director of The Montana Power Company from October 1988 to February 2002.

Directors to Continue in Office With Terms Expiring in 2004
Tucker Hart Adams	64

Director since February 13, 2002. Dr. Adams is a resident of Colorado Springs, Colorado, and has been President and Chief Executive Officer of The Adams Group Inc., a consulting firm specializing in economic research, analysis, and forecasting, since January 1989; and publishes the newsletter "Today's Economy."

Other Directorships: Trustee, Tax Free Fund of Colorado; Trustee, Aquila Rocky Mountain Equity Fund; and Director, Avista Labs.

Recent Positions: Director of The Montana Power Company from September 1995 to February 2002.

Alan F. Cain	62

Director since February 13, 2002. Mr. Cain is a resident of Bigfork, Montana.

Recent Positions: Director of The Montana Power Company from March 1989 to February 2002; and was President and Chief Executive Officer of BlueCrossBlueShield of Montana, a health service corporation, in Helena, Montana, from March 1986 until his retirement in September 1999.

Jerrold P. Pederson	59

Director since September 2000. Mr. Pederson is a resident of Butte, Montana, and has been Vice Chairman of the Board of Directors since February 2002 and Chief Financial Officer since September 2001.

Recent Positions: Mr. Pederson was Touch America Holdings, Inc. Vice President from September 2000 to February 2002, and Treasurer from September 2000 to April 2001; Director of The Montana Power Company from July 1993 to February 2002; and was Vice Chairman of the Board from March 2000 to February 2002 and Chief Financial Officer from May 1991 to February 2002 and Vice President from May 1991 to March 2000 and Chief Information Officer from May 1996 to May 1999 for The Montana Power Company.

Robert P. Gannon	57

Director since September 2000. Mr. Gannon is a resident of Butte, Montana, and has been Chairman of the Board of Directors and Chief Executive Officer since September 2000.

Recent Positions: Director of The Montana Power Company from July 1990 to February 2002; and was the Chairman of the Board of Directors from January 1998 to February 2002; Chief Executive Officer from July 1997 to February 2002; President from 1990 to February 2002; and Vice Chairman of the Board of Directors from January 1996 to December 1997 for The Montana Power Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors' and Executive Officers' Stock Ownership

The following table shows the number of shares owned on July 30, 2002, by each of the current Directors and named executive officers listed in the Summary Compensation Table and by all of the Directors and executive officers as a group.

	Number of Shares Beneficially Owned
Name of Owner	Common	Preferred	% of Class
Tucker Hart Adams (1)(7)	4,723	0	*
Alan F. Cain (2)(7)	7,717	0	*
Perry J. Cole (8)(9)	41,325	0	*
R.D. Corette (7)	14,369	0	*
Kay Foster (3)(7)	12,348	0	*
Robert P. Gannon (4)(8)(9)	455,924	0	*
John R. Jester (7)	11,985	0	*
J.D. Haffey (8)(9)	28,665	0	*
Carl Lehrkind III (5)	18,322	0	*
Michael J. Meldahl (8)(9)	232,383	0	*
Deborah D. McWhinney (7)	6,025	0	*
Jerrold P. Pederson (8)(9)	306,062	0	*
Noble E. Vosburg (6)(7)	10,222	0	*
Michael E. Zimmerman (8)(9)	119,333	0	*
All Directors and Executive Officers as a Group (15 in Number) (10)	1,264,118	0	*

*Less than one percent of each class of Common Stock and $6.875 Series Preferred Stock.

  Includes 96 shares of Common Stock held by Dr. Adams' spouse.
  Includes 27 shares of Common Stock owned by Mr. Cain's spouse of which Mr. Cain disclaims beneficial ownership.
  Includes 324 shares of Common Stock held by Ms. Foster's spouse.
  Includes 39,339 shares of Common Stock held by Mr. Gannon's spouse, 75 shares of Common Stock held by Mr. Gannon's son, and 125 shares of Common Stock held by Mr. Gannon's daughter, for all of which Mr. Gannon disclaims beneficial ownership.
  Includes 2,200 shares of Common Stock held by the Trustee for Lehrkind's, Inc. Profit Sharing Plan #2 of which Mr. Lehrkind is a beneficiary and with respect to which he has shared voting and investment power; and 9,129 shares of Common Stock held by Lehrkind's, Inc., with respect to which he has shared voting and investment power.
  Includes 268 shares of Common Stock held by Mr. Vosburg's spouse of which Mr. Vosburg disclaims beneficial ownership.
  Includes deferred stock units held in the Non-Employee Director Stock Compensation Plan described on page 14:

  Ms. Adams - 4,541;

  Mr. Cain - 5,742;

  Mr. Corette - 5,543;

  Ms. Foster - 5,182;

  Mr. Jester - 8,985;

  Ms. McWhinney - 960; and

  Mr. Vosburg - 5,205.

  The holders of these units have no voting or investment power.

  Includes shares of Common Stock in the Touch America, Inc. Employee Retirement Savings Plan (401(k)), except for Mr. Haffey, who is a participant in The Montana Power Company 401(k) Retirement Savings Plan, attributable to the Company's and the employee's contributions as follows:

  Mr. Gannon - 20,028;

  Mr. Meldahl - 11,944;

  Mr. Pederson - 20,062;

  Mr. Cole - 10,293;

  Mr. Haffey - 16,140; and

  Mr. Zimmerman - 9,881.

  Includes option shares of Common Stock exercisable within 60 days of July 26, 2002:

Mr. Gannon - 382,800;

Mr. Meldahl -204,300;

Mr. Pederson - 278,400;

Mr. Zimmerman - 103,762; and

Mr. Cole - 24,000.

(10) Includes 95,385 shares of Common Stock held for executive officers in The Touch America, Inc. Employee Retirement Savings Plan, Touch America's 401(k), and 1,009,405 option shares exercisable within 60 days of July 26, 2002.

5% Beneficial Owner

The following table provides, as of July 30, 2002, information with respect to persons who are known to beneficially own more than five percent of the $6.875 Series Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
John Hancock Advisers, LLC[1] John Hancock Place P O Box 111 Boston MA 02117	165,278 shares of $6.875 Series Preferred Stock[1]	28.5%

1 John Hancock Advisers, LLC (JHA) has direct beneficial ownership of our $6.875 Series Preferred Stock. Through their parent-subsidiary relationship to JHA, John Hancock Financial Services, Inc. John Hancock Life Insurance Company, John Hancock Subsidiaries, LLC, and the The Berkeley Financial Group, LLC have indirect beneficial ownership of these same shares.

The information in this table is based solely upon information contained in the Schedule 13G report filed on February 14, 2002, which states that the securities were acquired in the ordinary course of business and were not for the purpose of having an effect on, changing or influencing the control of Touch America Holdings, Inc. and were not acquired in connection with, or as a participant in, any transaction having such purpose or effect.

BOARD AND COMMITTEE MEETINGS

The following members of the Board of Directors of Touch America Holdings, Inc. (TAH) also served as Directors for The Montana Power Company (MPC), Touch America's predecessor. They met ten times during 2001 and once in 2002 as the MPC Board. Since February 13, 2002, the TAH Board of Directors has met six times.

All current Board members attended over 75 percent of the aforementioned MPC and TAH Board and Committee meetings.

The following table shows the current Audit, Personnel and Nominating/Directors' Affairs Committee members, the number of Committee meetings held in 2001 and 2002, and the function of each Committee.
COMMITTEE	COMMITTEE FUNCTIONS
Audit
MPC 2001 meetings: 4 MPC 2002 meetings: 1 TAH 2002 meetings: 2 Members: Noble E. Vosburg* Tucker Hart Adams** Alan F. Cain** John R. Jester**
  Provides oversight to management's conduct of the financial reporting process, including the quality and integrity of the financial reporting process and the systems of internal financial and accounting controls.
  Oversees the performance and independence of the independent auditors, the performance of the internal auditors and the annual independent audit of the Company's financial statements.
  Reviews and provides oversight to the Company's legal and ethical corporate compliance programs and financial risk management programs.
  Reviews financial disclosures and the appropriateness of accounting principles and policies.
  Recommends to the Board of Directors the independent accountants to audit the Company's books and records.

A copy of the Audit Committee Charter which outlines its functions is included in Appendix A.

Personnel
MPC 2001 meetings: 4 MPC 2002 meetings: 1 TAH 2002 meetings: 5 Members: Carl Lehrkind III* R.D. Corette** Kay Foster** John R. Jester** Deborah D. McWhinney** Noble E. Vosburg**
  Recommends to the Board a slate of Officers to be elected for the next year.
  Oversees benefit plans and programs and Officers' compensation.
  Reports on executive compensation. See the report beginning on page 11.
  Oversees the Touch America Holdings, Inc. 1998 Long-Term Incentive Compensation Plan.
  Recommends to the Board officer positions and responsibilities.
  Reviews succession planning.
  Evaluates the performance of the Chief Executive Officer.

Nominating/Directors' Affairs
MPC 2001 meetings: 4 TAH 2002 meetings: 1 Members: Alan F. Cain* Tucker Hart Adams** R.D. Corette** Deborah D. McWhinney**
  The Nominating/Directors' Affairs Committee will consider stockholder recommendations of candidates to be nominated as directors of the Company. All such recommendations must be in writing and addressed to the Secretary of the Company. By accepting a stockholder recommendation for consideration, the Committee does not undertake to adopt or take any other action concerning the recommendation, or to give the proponent its reason for not doing so.
  Recommends to the Board persons to be elected to the Board when vacancies exist or when any additions to the Board may be authorized.
  Evaluates the Board's performance.
  Oversees Director Compensation.
  Reviews and makes recommendations to the Board concerning corporate governance matters.

*Chairperson and Non-employee Director

**Non-employee Director for MPC until 02/13/02; Non-employee TAH Director since 02/13/2002

Other Committees

The Board of Directors of Touch America Holdings, Inc. also has an Executive Committee, a Contributions Committee, an Environment and Safety Committee, a Finance Committee, and a Special Committee on Mergers and Acquisitions.

AUDIT COMMITTEE REPORT

The Audit Committee of Touch America Holdings, Inc. operates under a written charter approved by the full Board of Directors on June 25, 2002 (see Appendix A). The Committee will review and reassess the adequacy of its charter on an annual basis. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee Chair, as the representative of the Committee, discusses the interim financial statements contained in each Quarterly Report on Form 10-Q with the Chief Financial Officer and the Company's independent auditors. The entire Committee reviews and discusses the Annual Report on Form 10-K before that report is filed with the Securities and Exchange Commission.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed with the Company's management the audited financial statements for the fiscal year ended December 31, 2001. The Audit Committee also has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants and auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. A statement of audit fees and all other fees charged by the auditors is set forth immediately following this report.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

All members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from the management of the Company.

Audit Committee

Noble E. Vosburg, Chairman

Tucker Hart Adams

T. Ashburn1

Alan F. Cain

J. R. Jester

Audit Fees

PricewaterhouseCoopers LLP has billed the Company $529,645, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the interim financial statements included in the Quarterly Reports on Form 10-Q for the Company's 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

For the year ended December 31, 2001, PricewaterhouseCoopers LLP did not perform any services for us relating to financial systems design and implementation.

All Other Fees

PricewaterhouseCoopers LLP has billed the Company $1,820,500, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for all services other than those services covered in the sections captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the Company's 2001 fiscal year. These fees consist of $1,750,000 for services rendered in connection with our disputes with Qwest Communications Corporation and $70,500 related to income and excise tax matters.

The Audit Committee considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the non-audit services were entirely compatible with independence.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The Company's executive compensation program consists of three components described in more detail below: base salary, which is the amount of annual base compensation; annual short-term incentive pay, which is based on targets set by the Board of Directors for the Company's improvement in revenue and EBITDA (earnings before interest, taxes, depreciation and amortization); and long-term incentives, which are stock-based and generally have been provided in the form of stock option grants.

The compensation philosophy for executive officers is to:

  Provide compensation that allows our Company to successfully attract and retain the officers necessary to its long-term success;
  Provide a strong link between compensation and the creation of stockholder value over the long-term;
  Provide compensation which relates to the performance of the individual officer; and
  Provide internal equity among officers.

Competitive Market Analysis

Current executive compensation levels are based on two separate analyses undertaken for Touch America by Hewitt Associates LLC ("Hewitt") in 2000. The analyses consisted of an examination of the pay of key executives, as well as the development of recommendations for a new broad-based compensation structure for Touch America, which included an analysis of all other officer pay levels, to prepare the Company to become a free-standing, public corporation.

Key Executive Analysis

Hewitt was engaged by the Personnel Committee to conduct an analysis of the compensation of several officers, including the Chief Executive Officer, CFO/Vice Chairman and COO/President, deemed by the Committee to be critical to the success of Touch America. This analysis was conducted to determine whether these executives had been adequately compensated, whether their compensation was effective for retention purposes, and whether their compensation contained enough leverage to motivate these officers for continued success.

Three comparison groups were used for this analysis:

1. A high-performing, general industry group with similar revenues and with average three-year total stockholder returns of 149%;
  Established telecommunications companies from Hewitt's Total Compensation Database (adjusted for revenues by regression); and
  A group of telecommunications companies considered to be directly comparable to Touch America.

Many of the telecommunication companies in groups 2 and 3 above are included in the NASDAQ Telecommunication Index shown on the Performance Graph on page 15.

Executive Compensation Analysis

In addition to the analysis provided above, in 2000 Hewitt conducted an analysis of all officer pay levels in conjunction with its effort to develop recommendations for a broad-based pay structure.

Hewitt's recommendations for executive base pay and short-term incentive compensation were based on information from the William Mercer Telecommunications Survey and/or private surveys that Hewitt had conducted for other firms. Base pay and short-term incentive recommendations were based on median values reported for all firms in the surveys. Hewitt's long-term incentive recommendations were based on information from a private survey that focused on the stock option grant practices of high technology firms.

Base Salary

Base salary decisions began with comparisons to the market data gathered as described above in the two analyses. In most cases, the base salary of officers was significantly lower than the median of the market comparisons. In 2000, base pay was increased 10.40% on average for officers whose pay lagged market median levels. No base pay adjustments occurred in 2001 for the positions of CEO, CFO/Vice Chairman and COO/President. In addition, no base pay adjustments occurred in 2001 for several officers whose base pay was close to the median levels reported in survey data. Even with the increases, however, base salaries for these executives remain below competitive medians.

Short-Term Incentive Plan

In 2001, the Personnel Committee approved the discontinuation of the EVA® (Economic Value Added) Bonus Plan ("EVA® Bonus Plan"). This plan allowed for the establishment of a bonus bank. The EVA® Bonus Plan specified that each year, the bonus earned by the participant (which could be a negative amount) would be credited to the participant's bonus bank balance. At the end of each year in which the bonus bank balance was positive, a bonus would be paid to the participant equal to the amount of the bonus bank balance, up to the amount of the participant's target bonus, plus 1/3 of the bonus bank balance in excess of the participant's target bonus. The EVA® Bonus Plan required bank balances to be paid over a period of three years upon termination of the EVA® Bonus Plan.

One-third of the bank was paid in March 2001. One-half, or the second third, of the remaining bank was distributed in March 2002, and the remaining one-half, or final third, will be paid in the 1st quarter of 2003.

The Personnel Committee approved a payout under this Plan in 2001 for 2000 EVA® performance. The payout for the named officers is shown in the Summary Compensation Table on page 16.

The EVA® Bonus Plan was replaced in 2001 with a short-term incentive plan called Success Sharing 2001, which is based on performance targets relating to improvement in sales revenue and EBITDA. The Success Sharing Plan is intended to tie annual pay levels to results-based performance, promote teamwork and reinforce the Company's annual success measures and drivers of stock price. These measurements were judged to be more representative of stockholder expectations for the Company's stage of growth.

Incentive opportunities currently range from 25% to 100% of annual base pay, with a maximum payout equal to 300% of the incentive opportunity. Target levels were set to be significant enough so that a higher-than-median total cash (base pay and short-term incentive) compensation is provided in years in which the Company achieves its desired business performance.

Established targets for revenues and EBITDA were not achieved in 2001; therefore, no short-term incentive compensation was earned for the year.

Long-Term Incentives

No stock options were granted to officers of the Company and its predecessor, The Montana Power Company, in 2001.

Chief Executive Officer Compensation

The compensation provided to the Chief Executive Officer, Robert P. Gannon, was examined in 2001 as part of the Committee's routine annual review of executive compensation.  The Committee deemed it inappropriate to change Mr. Gannon's compensation package given the business conditions in effect at that time.  Accordingly, in 2001, Mr. Gannon's base pay was not increased and the Committee did not award long-term incentives or stock options to him. Mr. Gannon did receive a cash bonus of $100,000 in 2001 that was awarded to him by the Committee for 2000 performance, not in conjunction with the EVA®  Bonus Plan.  During 2000, Mr. Gannon was responsible for leading MPC and Touch America in the effort to complete the reorganization of MPC and to sharpen the focus on the telecommunications business at Touch America. While the EVA® calculations for the MPC did not result in an EVA® bonus for Mr. Gannon because of the energy businesses' performance, the Committee felt that Mr. Gannon's efforts, particularly his efforts in furtherance of the reorganization process, merited an award. Accordingly, the $100,000 award was granted.

In July of 2002, the Board of Directors determined that it would be in the best interests of the Company to enter into an employment agreement ("Employment Agreement") with Mr. Gannon, and also to reduce the cost to the Company of the amount of the payment that would have been due to Mr. Gannon under his change in control agreement with MPC, which the Company was required to assume were he to terminate his employment with the Company in February or March of 2003, by buying out his rights under his change in control agreement. The Board of Directors also determined that it would be in the best interests of the Company to enter into similar agreements with Messrs. Jerrold P. Pederson, Michael J. Meldahl. and Michael E. Zimmerman, to keep the core executive management team substantially intact and to reduce the amount of the payments that would have been due to Messrs. Pederson, Meldahl, and Zimmerman under their change in control agreements. (The terms and conditions of these agreements are described in "Employment Agreements and Change in Control Agreements" on page 19.)

Section 162(m) of the Internal Revenue Code (the "Code") generally does not allow a publicly traded company to take a tax deduction with respect to compensation exceeding $1 million (other than certain performance-based compensation) that is paid to the chief executive officer or any of the other four most highly compensated executive officers. The Committee generally intends to take such actions as may be necessary to preserve the deductibility of executive compensation, to the extent reasonably practicable and consistent with the best interests of the Company and the Company's ability to provide competitive executive compensation.

Personnel Committee

Carl Lehrkind III, Chairman R.D. Corette

Kay Foster Deborah D. McWhinney

John R. Jester Noble E. Vosburg

1EVA® is a registered trademark of Stern Stewart & Co.

DIRECTOR COMPENSATION

In 2001, compensation for Non-employee Directors included the following:

  An annual retainer of $35,000; and
  Non-employee Directors who chair the Personnel Committee, the Committee on Directors' Affairs, and the Audit Committee receive an additional $5,000 annual compensation for their duties as chairs of the committees.

Non-employee Directors also receive $850 for attending each special meeting of the Board held in addition to the regularly scheduled Board meetings. Two special meetings of the MPC Board were held in 2001 and one special meeting of the TAH Board was held in 2002.

On January 23, 2001, the Board of Directors of The Montana Power Company ("MPC") terminated the Non-employee Directors' Deferred Compensation Plan that permitted deferral of annual retainer fees until the Director retired from the Board. Continuing obligations under this plan have been transferred to Touch America Holdings, Inc. Deferred compensation under this plan earns interest at a rate based on Moody's Average Baa Corporate Bond rates.

On January 23, 2001, MPC's Board of Directors also terminated the Non-employee Director Stock Compensation Plan which provided for an annual grant of Common Stock to each Non-employee Director and permitted Non-employee Directors to receive any portion of their annual retainer fee in MPC common stock. This plan also provided for the Non-employee Directors to defer receipt of the stock payment until they ceased to be a Director of MPC or until such other date as the Director elected. The deferred stock payments have been credited as stock units to a separate deferred compensation account. Touch America Holdings, Inc. has assumed continuing obligations under this plan. At the end of the deferral period, the Non-employee Directors will be paid for the stock units in the Company's Common Stock or the equivalent value in cash based upon the market value of the Company's Common Stock at that time.

PERFORMANCE GRAPH

The following five-year cumulative total return graph compares the performance of the Company and its predecessor with Standard and Poor's (S&P) 500 Index, the NASDAQ Telecommunications Index, which includes approximately 297 telecommunications companies, and a Telecommunications Peer Group, which includes AT&T, Broadwing, Global Crossing, Level 3 Communications, Qwest Communications International, Williams Communications Group, and WorldCom. The cumulative total return graph assumes that $100 is invested at year-end 1996, and from that date forward, any dividends received are re-invested. Then, at the end of each year, the value of the $100 initial investment is calculated based on current stock price. As shown on the graph, at the end of 2001, the initial $100 investment decreased to $52 for Touch America Holdings, Inc. For the S&P 500 Index, it grew to $166. It grew to $123 for the NASDAQ Telecommunications Index, and it decreased to $75 for the Telecommunications Peer Group.
		ANNUAL RETURN PERCENTAGE
		Years Ending

Company Name / Index		Dec97	Dec98	Dec99	Dec00	Dec01
TOUCH AMERICA HOLDINGS		48.55	78.15	27.52	-42.46	-73.01
S&P 500 INDEX		33.36	28.58	21.04	-9.10	-11.89
NASDAQ TELECOM		45.97	65.50	78.41	-57.41	-33.09
PEER GROUP		43.39	54.22	15.85	-62.15	-22.35

		INDEXED RETURNS
	Base	Years Ending
	Period
Company Name / Index	Dec96	Dec97	Dec98	Dec99	Dec00	Dec01
TOUCH AMERICA HOLDINGS	100	148.55	264.65	337.47	194.18	52.41
S&P 500 INDEX	100	133.36	171.48	207.56	188.66	166.24
NASDAQ TELECOM	100	145.97	241.58	431.01	183.57	122.82
PEER GROUP	100	143.39	221.14	256.20	96.98	75.30

Peer Group Companies
AT&T CORP
BROADWING INC
GLOBAL CROSSING LTD
LEVEL 3 COMMUN INC
QWEST COMMUNICATION INTL INC
WILLIAMS COMMUNICATIONS GRP
WORLDCOM INC-WORLDCOM GROUP

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to the Chief Executive Officer, the next four most highly compensated Executive Officers, and for one additional individual, Mr. J.D. Haffey, for whom compensation would have been reported pursuant to Item 402(a)(3)(iii) for services rendered during fiscal years 2001, 2000, and 1999 but for the fact that since mid-February 2002 he was not serving as an executive officer of the Company. We refer to each of these officers as a "named executive officer."
		Annual Compensation		Long-Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award ($)	Securities Underlying Options (#)	LTIP Payouts[6] ($)	All Other Compensation[7] ($)
R.P. Gannon CEO & Chairman of the Board	2001 2000 1999	500,000 483,654 408,600	100,000[1] 272,114[2] 263,671[3]	0 0 0	0 191,100 214,800	0 0 126,000	18,819 6,800 15,054
M.J. Meldahl President & Chief Operating Officer	2001 2000 1999	275,000 244,271 194,616	246,863[4] 177,645[2] 177,165[3]	0 0 438,750[5]	0 114,300 130,300	0 0 0	7,671 20,021 27,585
J.P. Pederson Vice Chairman of the Board & Chief Financial Officer	2001 2000 1999	250,000 234,736 200,022	34,375[1] 117,398[2] 112,915[3]	0 0 0	0 103,600 144,000	0 0 60,000	6,154 28,435 6,400
M.E. Zimmerman Vice President - Corporate Development	2001 2000 1999	182,231 181,230 171,436	26,163[4] 53,988[2] 60,791[3]	0 0 0	0 24,000 24,000	0 45,000	6,800 15,561 9,736
P.J. Cole[8] Senior Vice President - Revenue	2001 2000 1999	175,000 167,262 146,632	74,724[4] 77,324[2] 50,138[3]	0 0 0	66,900 76,300	0 0 45,000	13,798 12,858 18,333
J.D. Haffey Executive VP & COO of The Montana Power Company - Energy Services Division	2001 2000 1999	210,472 206,340 195,190	80,523[4] 109,424[2] 115,356[3]	0 0 0	0 42,000 42,000	0 0 84,000	28,376 30,740 25,400

1 Bonuses earned in 2000 and paid in 2001.

2 Awards earned in 1999 and paid in 2000 under the EVA® Bonus Plan.

3 Awards earned in 1998 and paid in 1999 under the EVA® Bonus Plan.

4 Awards earned for 2000 and paid in 2001 under the EVA® Bonus Plan.

5 Mr. Meldahl's award of 12,000 shares of restricted stock on May 11, 1999 was subject to forfeiture or proration in the event he should terminate employment with the Company. The restrictions on 4,000 shares were removed on May 11, 2000, on 4,000 more shares on May 11, 2001 and on the remaining 4,000 shares on February 15, 2002. The market price on the date of grant was $36.5625 per share.

6 This column shows the dividend equivalent awards on shares of stock subject to options that were awarded in 1996 and 1995 and paid in 1999.

7 This column shows:
  the value of matching contributions of stock made by The Montana Power Company (MPC) and Touch America Holdings, Inc. under the MPC and Subsidiaries Employee Retirement Savings Plan and The Touch America, Inc. Employee Retirement Savings Plan; and
  Compensation received for selling unused vacation time, which is available to all employees:

In 2001: Mr. Gannon - $12,019; Mr. Meldahl - $2,248; Mr. Fleming - $14,907; Mr. Cole - $8,413; Mr. Haffey - $21,576;

In 2000: Mr. Meldahl - $13,221; Mr. Pederson - $21,635; Mr. Zimmerman - $8,762; Mr. Fleming - $13,331; Mr. Cole - $8,654; Mr. Haffey - $23,940;

In 1999: Mr. Gannon - $8,654; Mr. Meldahl - $21,185; Mr. Zimmerman - $3,378; Mr. Fleming - $6,429; Mr. Cole - $12,555; Mr. Haffey - $19,000.

The amounts may include vacation time accrued in prior years.

8 Mr. Cole resigned as an officer of the Company in the second quarter 2002, at which time he received a pre-tax payment from the Company in accordance with his change in control agreement, at a cost to the Company of approximately $1,200,000.

OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to the named executive officers in 2001.

AGGREGATED OPTION EXERCISES IN 2001

AND FISCAL YEAR-END OPTION VALUES

The following table provides information with respect to the named executive officers, concerning exercise of stock options at fiscal year-end, December 31, 2001.

	Shares Acquired on Exercise	Value Realized (Aggregate Market Price at Exercise Less Aggregate Exercise Price1)	Number of Securities Underlying Unexercised Options At Fiscal Year-End December 31, 2001 (#)		Value of Unexercised In-the-Money-Options at Fiscal Year-End December 31, 2001($5.752) ($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
R.P. Gannon	4,284	28,007	261,150	228,750	0	0
M.J. Meldahl	0	0	114,150	154,450	0	0
J.P. Pederson	0	0	195,300	136,700	0	0
M.E. Zimmerman	0	0	79,762	24,000	0	0
P.J. Cole	0	0	91,796	81,950	0	0
J.D. Haffey	0	0	103,334	42,000	0	0

1 Based on the closing price of MPC's Common Stock as reported on the New York Stock Exchange Composite Transaction Tape, on the date of exercise.

2 Based on the closing price of MPC's Common Stock as reported on the New York Stock Exchange Composite Transaction Tape, on December 31, 2001.

RETIREMENT BENEFITS

BENEFITS UNDER THE MONTANA POWER COMPANY TAX-QUALIFIED PENSION PLAN

The Montana Power Company Pension Plan ("MPC Pension Plan") is a defined benefit pension plan using a cash balance formula. Participant benefits under the MPC Pension Plan are based on age, years of service and accrued interest credits. The benefit determined under the plan is payable at the normal retirement age of 65 and is reduced for commencement of payment prior to age 65.

Effective with the sale of The Montana Power Company LLC ("MPLLC") to NorthWestern Corporation ("NorthWestern"), the employees of the Company and its subsidiaries were no longer eligible to participate in the MPC Pension Plan. As a result, all employees of the Company who had been participants in the MPC Pension Plan, including Messrs. Gannon, Pederson, Meldahl, Zimmerman, and Cole, were eligible to receive the accrued value of their benefit under the plan in March 2002, in the form of an annuity purchased by the plan or in a single lump sum distribution from the plan that was eligible to be rolled over into the Company's tax-qualified 401(k) savings plan.

As of March 31, 2002, each executive officer's years of service and accrued benefit under the MPC Pension Plan, expressed as an annual single-life annuity benefit payment payable at age 65, were as follows: Mr. Gannon, 28 years, $124,367; Mr. Pederson, 37 years, $117,037; Mr. Meldahl, 21 years, $72,671; Mr. Zimmerman, 21 years, $83,581; and Mr. Cole, 22 years, $88,658. The following lump sum distributions were paid from the MPC Pension Plan in the first quarter of 2002 to the named executives: Mr. Gannon, $936,644; Mr. Pederson, $967,105; Mr. Meldahl, $408,197; Mr. Zimmerman, $490,772; and Mr. Cole, $328,006.

Mr. Haffey remained employed by MPC until his retirement, effective June 1, 2002. At retirement, Mr. Haffey had 30 years of service and his age 65 annual benefit under the MPC Pension Plan, expressed as a single-life annuity, is $109,548.

NON-QUALIFIED BENEFIT RESTORATION PLAN FOR SENIOR MANAGEMENT

Additional annual benefits are also payable to the named executive officers under The Montana Power Company Benefit Restoration Plan for Senior Management Executives (or, in the case of Mr. Meldahl, under the identical Entech, Inc. Benefit Restoration Plan for Senior Management Executives)(both, the "BRP"). The BRP was designed to provide a deferred compensation benefit to key executives and to make up any decrease in the benefits payable to an executive under The Montana Power Company Pension Plan as a result of limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

Participants in the BRP contributed toward the BRP's funds, which are invested in life insurance policies carried on the lives of the participants. All death proceeds under the policies are paid to a rabbi trust, to be held for the sole purpose of paying BRP benefits, but these amounts remain subject to claims of general creditors.

Under the BRP, monthly benefit payments are made to the participant after retirement. These payments continue until the participant's death or are made to the participant's beneficiary for the remainder of the fifteen-year period commencing on the date of the participant's retirement, if the participant dies prior to the end of that period.

MPC's Board of Directors approved the curtailment of the BRP effective December 31, 1998. At that time, the named executive officers became vested in the benefits they had accrued under the BRP and further service benefit accrual ceased.

Due to the sale of The Montana Power Company LLC ("MPLLC") to NorthWestern, the named executive officers who are no longer officers of MPC and its affiliates are eligible to begin receiving their accrued benefits under the BRP. The benefit is payable at normal retirement age of 65 and is reduced for commencement of payment prior to age 65. As of March 31, 2002, the officers' ages and the amount of their age 65 annual benefit under the BRP at age 65 are as follows: Mr. Gannon, age 57, $225,762; Mr. Pederson, age 59, $85,928; Mr. Meldahl, age 52, $80,508; Mr. Zimmerman, age 53, $66,701; and Mr. Cole, age 44, $52,766.

Mr. Haffey remained employed by MPC until his retirement, effective June 1, 2002. At retirement, Mr. Haffey had 30 years of service and his age 65 annual benefit under the BRP is $77,000.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements

On July 2, 2002, the Board of Directors entered into a three-year employment agreement with Mr. Gannon ("Employment Agreement") with a term extending from April 1, 2002 to April 1, 2005. The Employment Agreement provides for a base salary for Mr. Gannon of $515,000 per year, which amount is subject to annual review and may be increased, but not reduced, at the sole discretion of the Board of Directors. Mr. Gannon is entitled to participate in an annual incentive bonus program consistent with the bonus program in place for the Company's senior executives, with an annual target bonus equal to 100% of his then annual base salary, and he is also entitled to participate in all savings, bonus, retirement, vacation, and welfare plans applicable generally to other senior executives of the Company.

The Employment Agreement also provides for Mr. Gannon to receive: (a) an immediate initial stock option grant under the Company's long-term incentive plan to purchase 400,000 shares of Common Stock at an option price of $2.48 per share, which grant vests as follows: (i) 25% as of the date which is one year from the date of grant; (ii) 25% as of the date which is two years from the date of grant; and (iii) 50% at the end of the term of the Employment Agreement; (b) a stock option grant to purchase 350,000 shares of Common Stock on the first anniversary of the Employment Agreement at an option price equal to the fair market value of a share of Common Stock of the Company on that date, with the options in this second grant vesting as follows: (i) 50% as of the date which is one year from the date of grant; and (ii) 50% at the end of the term of the Employment Agreement; and (c) if he retires upon completion of the term of the Employment Agreement, an amount (payable as an annuity or in a lump sum, as determined by the Board of Directors of the Company) equal to the difference between the benefit payable to him under the MPC Benefit Restoration Plan and the amount that would have been payable to him under that plan if he had attained 30 years of service and age 62. Stock options awarded under the Employment Agreement will vest in full upon Mr. Gannon's death or "disability" (as defined in the Employment Agreement).

The Employment Agreement contains a "for cause" termination provision, which, if invoked, provides that Mr. Gannon would cease to receive any further payments under the provisions of the Employment Agreement, except for base salary and benefits earned to the date of termination. Should the Company terminate Mr. Gannon other than "for cause," or should Mr. Gannon terminate his employment with the Company for "good reason" after a "change in control" (each as defined in the Employment Agreement), the Employment Agreement requires the Company to provide Mr. Gannon: (i) the lesser of 24 months of his base salary (at the rate then in effect at the time of such termination) or his base salary for the remainder of the term; (ii) any earned annual bonus; (iii) any deferred compensation; (iv) all accrued vacation pay; (v) continuation of the medical, dental, vision and life insurance benefits generally provided to senior executives of the Company until Mr. Gannon attains age 62 (provided, however, that if Mr. Gannon obtains new employment and such employment makes Mr. Gannon eligible for health and welfare benefits, then the Company shall have no further obligation to provide such benefits to Mr. Gannon); and (vi) an amount equal to the difference between the benefit payable to him under the MPC Benefit Restoration Plan and the amount that would have been payable to him under that plan if he had attained 30 years of service and age 62.

In addition, if Mr. Gannon identifies a successor chief executive officer who is approved by the Board of Directors by December 31, 2003, Mr. Gannon will be entitled to receive a cash payment of $100,000 (less any required deductions and withholdings), and to enter into a two-year consulting agreement with the Company that will provide, among other things, that Mr. Gannon receive an annual consulting payment of $100,000 (less any required deductions and withholdings).

On July 24, 2002, the Company entered into three-year employment agreements with three other members of the executive management group, Messrs. Pederson, Meldahl, and Zimmerman, effective as of July 1, 2002, upon terms (with the exception of the base pay figure and the size of the stock option grants) and conditions closely resembling the terms of Mr. Gannon's Employment Agreement. The annual base pay of Messrs. Pederson, Meldahl, and Zimmerman is $257,500, $283,250 and $187,698, respectively; the number of shares subject to their initial stock option awards is 200,000, 200,000 and 35,000, respectively, and the number of shares to be subject to their one-year anniversary awards is 150,000, 150,000 and 25,000, respectively.

Change in Control Agreements

The Montana Power Company ("MPC") originally entered into individual severance benefit agreements with certain executives in 1989. These agreements were amended in 1996. In 1999, the original agreements were terminated and MPC entered into individual severance benefit agreements with thirty-three executives and key employees. These agreements provided for benefits after a change of corporate control if their employment was subsequently terminated by MPC or its successor, without "cause," or by the employees with "good reason," each as defined in the agreements.

Three different tiers of these agreements - Tiers 1, 2, and 3 - were in effect on December 31, 2001. The agreements provide that if, within three years after the occurrence of a change in control, the employee is terminated without cause, or the employee terminates employment for "good reason," the employee is entitled to the following:

  299.9 percent for a Tier 1 participant, 200 percent for a Tier 2 participant, and 100 percent for a Tier 3 participant, of the sum of the highest annual rate of base salary paid to the employee during the three-year period immediately preceding the change in control and the highest annual bonus paid to such individual during such three-year period;
  200 percent of the annual contribution to the employee's cash balance pension plan account;
  The present value of the cost to provide welfare benefits under employee life insurance, health, dental, disability, and other welfare plans for a period of three years following termination; and
  A prorated portion of the target annual bonus in the year in which the change in control occurred.

The definition of "good reason" in the agreements includes any reduction in the named individual's job responsibilities, salary or benefits as well as the ability of the named individual to terminate employment for any reason during the thirteenth month after the change in control. In addition, if any amounts paid to a Tier 1 participant under his or her agreement, or otherwise in connection with his or her termination, are subject to the excise tax imposed under the Internal Revenue Code of 1986, as amended, in connection with a change in control, an additional amount called a Gross-Up Payment equal to the amount of any such excise taxes and any state or federal taxes on the Gross-Up Payment shall be paid.

MPC had entered into Tier 1 agreements with, among others, Messrs. Gannon, Meldahl, Pederson, Zimmerman, and Cole, all of whom transferred to Touch America upon the completion of the Company's transformation to a telecommunications business. Touch America was contractually obligated to assume the obligations of MPC under the individual change in control agreements for Messrs. Gannon, Meldahl, Pederson, Zimmerman, and Cole. The sale of MPLLC to NorthWestern Corporation constituted a change in control for purposes of all individuals with a change in control agreement who transferred to Touch America, but their employment transfer from MPC to Touch America did not constitute a termination of employment for purposes of these agreements. The payment described above would be owed to any of the individuals who have change in control agreements if his or her employment was terminated within 36 months of the change in control without "cause", or by the individual with "good reason", each as defined in such agreements. The "good reason" definition includes any reduction in job responsibilities, salary or benefits and also allows any holder of a change in control agreement to leave the employ of the Company and its subsidiaries during the period from February 15, 2003 to March 15, 2003 and collect the payments described above. These change in control agreements were discussed in detail in The Montana Power Company's proxy statement dated July 13, 2001 and also were discussed in the Company's 2001 Annual Report on Form 10-K.

Based on the terms of his Tier 1 agreement, Mr. Gannon had the right to terminate his employment with the Company during the period from February 15, 2003 to March 15, 2003 and receive a one-time, pre-tax payment, at a cost to the Company in excess of $4 million. On July 2, 2002, Mr. Gannon agreed to (i) forego his right under his Tier 1 agreement to terminate his employment with the Company in early 2003 and receive a payment at a cost to the Company of approximately $4 million, (ii) release the Company from its payment obligations under his change in control agreement, and (iii) accept a one-time payment from the Company, at a cost to the Company of approximately $2.2 million, in lieu of his rights under the change in control agreement. As discussed above, Mr. Gannon also entered into a three-year employment agreement with the Company.

On July 24, 2002, the Company entered into similar buyout agreements with the holders of the other three Tier 1 change in control agreements: Jerrold P. Pederson, Michael J. Meldahl, and Michael E. Zimmerman. Had each of Messrs. Pederson, Meldahl, and Zimmerman exercised their right to terminate their employment with the Company and receive payments under their Tier 1 agreements in early 2003, the overall cost to the Company would have been approximately $6 million (a cost to the Company of approximately $1.8 million for Mr. Pederson, approximately $2.8 million for Mr. Meldahl, and approximately $1.25 million for Mr. Zimmerman). The overall one-time cost to the Company to eliminate the Tier 1 agreements for Messrs. Pederson, Meldahl, and Zimmerman was approximately $3.2 million (a cost to the Company of approximately $1.2 million for Mr. Pederson, approximately $1.3 million for Mr. Meldahl, and approximately $700,000 for Mr. Zimmerman).

OTHER INFORMATION

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Directors, executive officers, and stockholders owning more than 10 percent of a class of shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Company with copies of all reports filed. Based solely on review of reports furnished to the Company and written representations from our Directors and executive officers, we believe that during the fiscal year ending December 31, 2001 all Directors and executive officers complied with the reporting requirements, except for one late report filed by Mr. R.P. Gannon and one late report filed by Mr. J.D. Haffey as described below:

  On March 13, 2001, Mr. Gannon's spouse purchased 5,900 shares of Common Stock, reported on Mr. Gannon's Form 5 on February 13, 2002.
  On August 1, 2001, Mr. Haffey's son purchased 100 shares of Common Stock, reported on Mr. Haffey's Form 4 on November 29, 2001.

Relationship with Independent Auditors

Upon the Audit Committee's recommendation, the Board of Directors selected PricewaterhouseCoopers LLP as the independent auditors for the year 2002. This firm has served as our Company's and our subsidiaries' auditors for many years. Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to answer questions.

Other Matters

We do not intend to present any other business for action at the Annual Meeting.

Stockholder Proposals

Stockholder proposals to be presented at next year's Annual Meeting, scheduled for June 10, 2003, including nominations of Directors to be elected at such meeting, must be properly received by the Office of the Secretary, Touch America Holdings, Inc., 130 North Main Street, Butte, Montana 59701 by February 10, 2003.

For any proposal intended to be presented by a stockholder without inclusion in our proxy statement and form of proxy for the 2003 Annual Meeting, the proxies named in our form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter by March 23, 2003. However, even if notice is timely received, the proxies may nevertheless be entitled to exercise discretionary authority on the matter to the extent permitted by Securities and Exchange Commission regulations.

PROPOSAL NO. 2. LONG-TERM INCENTIVE COMPENSATION PLAN

Introductory Statement

The Touch America Holdings, Inc. Long-Term Incentive Compensation Plan ("Plan") was approved by the Board of Directors on June 25, 2002, and will become effective on October 1, 2002, subject to approval by the Company's stockholders. The purpose of the Plan is to link the personal interests of employees and Directors ("Participants") to those of our Company's stockholders, to provide Participants with an incentive for excellence in individual performance by providing awards for such performance, and to promote teamwork among Participants. All employees of the Company or its "subsidiaries" or "affiliates" (each as defined in the Plan) and Directors of the Company are eligible to receive awards under the Plan.

The Long-Term Incentive Plan (the "1998 Plan") currently utilized by the Company was originally approved by the Board of Directors of The Montana Power Company ("MPC"), adopted by stockholders on May 12, 1998, and amended with stockholders' approval on May 11, 1999. In addition, the 1998 Plan was adjusted to reflect a stock split on August 6, 1999, and the Board of Directors approved changes to the 1998 Plan on August 21, 2000 that did not require stockholder approval. The Company assumed sponsorship of the 1998 Plan on February 13, 2002. The 1998 Plan authorizes the Personnel Committee of the Company to grant options to employees of the Company and its subsidiaries to purchase authorized but unissued shares of the Company's Common Stock, par value $.01 per share.

The statements made herein concerning terms and provisions of the Plan are summaries and do not purport to be a complete recitation of the Plan provisions. Such statements are qualified by express reference to the Plan. A copy of the Plan is attached as Exhibit A hereto.

Shares Subject to Plan and Maximum Awards

The Plan provides for the granting of Stock Options and/or Restricted Stock ("Awards") during the ten-year period following approval of the Plan by the stockholders. The Plan would permit the issuance of Awards totaling 5,000,000 shares, or less than 5% of issued and outstanding shares of our Common Stock as of July 26, 2002. No more than 500,000 of the Plan's shares may be granted as Restricted Stock. Option awards may be either incentive stock options or non-qualified stock options. The maximum aggregate number of stock option shares that could be granted in any one fiscal year to any Participant is six hundred thousand (600,000). The maximum aggregate number of shares of Restricted Stock that could be awarded in any one fiscal year to any Participant is one hundred thousand (100,000). The amount of shares that may be awarded under the Plan and covered by Awards under the Plan are subject to adjustment by the Board in the event of a merger, separation (including a spin-off), reorganization, or other distribution of stock or property of the Company. Shares granted under previously canceled, lapsed, or forfeited Awards may be reawarded under the Plan.

The shares to be issued under the Plan may consist of authorized but unissued shares, shares issued and reacquired by the Company, or shares purchased in the open market. The fair market value of the Company's Common Stock was $1.88 per share on July 26, 2002.

Administration of the Plan

The Personnel Committee of the Board of Directors (the "Committee"), comprised of outside directors, would administer the Plan and from time to time grant Awards under the Plan to eligible employees. Awards to Directors would be granted and administered solely by the entire Board. As of July 30, 2002, there were 744 employees and 10 Directors, two of whom are also employees of the Company. Each Award under the Plan will be evidenced by an agreement between the Participant and the Company. In addition to any other powers and subject to the provisions of the Plan, the Committee (and the Board in the case of Directors) would have the following specific powers (i) to determine the terms and conditions upon which Awards may be made and exercised; (ii) to determine the Participants to whom Awards shall be made; (iii) to determine all terms and provisions of each agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a performance period, or the termination of any performance restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons or entities it deems necessary to the proper administration of the Plan and may designate persons other than Committee members to carry out the day-to-day administration of the Plan. Members of the Committee are indemnified by the Company.

Stock Options

Stock Options would be granted at a price set by the Committee, but the price would not be less than the fair market value of the Company's Common Stock on the date of the Stock Option Grant. Each Stock Option would be granted pursuant to a written Stock Option Agreement ("Option Agreement"), which, together with the Plan, would set forth the terms of the Stock Option. Each Stock Option would become exercisable within a period set by the Committee and, unless otherwise provided for in the Option Agreement, would expire, to the extent vested, upon the first to occur of the following: (i) the tenth anniversary of the date of the Stock Option Grant; (ii) the lapse of three months following the Participant's date of retirement or termination; or (iii) the lapse of a period of twelve months following the date of the Participant's disability or death. Upon termination or retirement and unless otherwise provided in the Option Agreement, the unvested portion of each option will expire and be forfeited on: (i) date of termination or (2) three months following the date of retirement.

Repricing

Under no circumstances shall there be allowed a repricing of an outstanding Award under the Plan.

Restricted Stock

Awards of Restricted Stock would be made pursuant to an award agreement and subject to a restriction period, which may be the passage of time and/or the occurrence of some event such as the achievement of a particular performance standard set by the Committee or the Board. Unrestricted shares of Common Stock would be issued to the Participant upon the completion of the restriction period and/or the determination by the Committee that the required performance standard has been met. Unless the Committee determines otherwise, the Participant will receive cash dividends payable with respect to the Restricted Stock, and if authorized by the Committee, the Participant may be allowed to vote the shares of Restricted Stock. If the conditions attached to the Restricted Stock are not satisfied within the restriction period, the award of Restricted Stock would lapse.

Performance Award Criteria

The Committee would establish in writing, prior to the beginning of a performance period, performance measures to contribute to the Company successfully achieving revenue growth, earnings and profitability goals, using appropriate performance metrics determined by the Committee or the Board. The Committee has the authority to set such performance measures at the corporate level or the business unit level, and may exclude various items and occurrences from business results, before determining awards under the Plan.

The Committee may also make adjustments in the terms and conditions of, and the criteria included in, awards under the Plan, in recognition of unusual or nonrecurring events (including, without limitation, any change in corporate capitalization as described in Section 4.2 of the Plan) affecting the Company as a result of changes in applicable laws, regulations, or accounting principles. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to the deductibility of compensation paid pursuant to any award made or available under the Plan, the Committee may make any adjustments to awards it deems appropriate.

Change in Control Benefits

Unless the Committee specifies otherwise in a particular award agreement, upon the occurrence of a "change in control" (as defined in the Plan) and the termination of the participant (other than for "cause" as defined in the Plan) as a result of the change in control, all outstanding options shall immediately vest and become exercisable; any non-performance-based restriction periods and restrictions shall lapse; all performance-based targets with respect to outstanding option and restricted stock awards shall be deemed to have been fully met as of the date of the change in control; and certain payouts shall be made to participants within 30 days of the effective date of the change in control.

New Plan Benefits

The number and type of performance-based Awards that may be made under the Plan are not determinable at this time, and no non-performance based Awards have been contemplated.

Total Outstanding Awards and Shares Under All Current Plans

The total number of shares of Common Stock outstanding under all existing Company plans and programs, the weighted average exercise price of all outstanding options, and the number of shares that remain available under such Company option plans and programs are as follows:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of 12/31/01	Weighted-average exercise price of outstanding options, warrants and rights as of 12/31/01	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) as of 12/31/01
	(a)	(b)	(c)
Equity compensation plans approved by security holders[1]	3,027,447	$28.70	1,099,646
Equity compensation plans not approved by security holders	36,158[2]	N/A	_
Total	3,063,605		1,099,646

1 As of July 26, 2002, options cancelled since the end of 2001, including those cancelled as a result of the sale of the utility operations on February 15, 2002, total 1,084,548 shares. These cancellations and the 2002 option grants disclosed below resulted in 3,765,838 securities to be issued upon exercise of outstanding options (column (a)) at July 26, 2002 with a weighted average exercise price (column (b)) of $17.01 and the number of securities remaining available for future issuance (column (c)) of 188,246.

Grants of stock options during 2002 include the following:
Grant Recipient	Grant Date	Exercise Price $	Number of Option Shares
Broad-based Grants to Employees	4/23/02	3.27	984,305
New Hire (one employee)	6/24/02	2.62	3,634
Robert P. Gannon *	7/2/02	2.48	400,000
Jerrold P. Pederson *	7/24/02	1.605	200,000
Michael J. Meldahl *	7/24/02	1.605	200,000
Michael E. Zimmerman *	7/24/02	1.605	35,000

* See discussion of the respective employment agreements on pages 19 and 20.

2These securities represent shares of Common Stock payable to Non-employee Directors under the MPC Non-employee Director Stock Compensation Plan, which obligation was assumed by the Company. On January 23, 2001, MPC's Board of Directors terminated this Plan, which provided for annual grants of Common Stock to each Director and also permitted Directors to receive any portion of their annual retainer fee in MPC Common Stock. This Plan also provided for Directors to defer receipt of the stock payment until they ceased to be a Director of MPC or until such other date as the Director elected. The deferred stock payments have been credited as stock units to a separate deferred compensation account. At the end of the deferral periods, Directors will be paid for the stock units in Common Stock of the Company, which will be purchased on the open market, or will be paid the equivalent value in cash based upon the market value of the Company's Common Stock at that time.

Amendment, Modification and Termination of the Plan

The Board would be empowered to amend, suspend or terminate the Plan, subject to Participant rights under outstanding Awards. However, the Board could not increase the total number of shares available for Awards under the Plan, and neither the Board nor the Committee could award Stock Options with grant, purchase, or exercise prices of less than the fair market value of the Company's Common Stock on the date of the Stock Option Grant, without stockholder approval. In addition, notwithstanding any provision in the Plan to the contrary, under no circumstances shall there be allowed a tandem cancellation and regrant, or "repricing," of an Award outstanding under the Plan.

Federal Tax Consequences

The following is a summary of the federal income tax consequences of the Awards that may be granted under the Plan.

Non-Statutory Stock Options. The grant of a Non-Statutory Stock Option does not result in taxable income to a recipient or an income tax deduction for the Company. Upon exercise, a recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the Option price. The Company will be entitled to a corresponding income tax deduction (subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") discussed below) provided the applicable withholding requirements are met. Upon a subsequent sale or taxable exchange of the Common Stock, the recipient will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the fair market value of those shares on the date the option was exercised.

Incentive Stock Options. Neither the grant nor the exercise of an Incentive Stock Option will have immediate tax consequences to a recipient or the Company. If a recipient exercises an Incentive Stock Option and does not dispose of the acquired Common Stock within two years after the date of the option grant or within one year after the date of the transfer of the Common Stock to the recipient, the Company will not be entitled to a tax deduction, the recipient will realize no ordinary income, and any gain or loss that is realized on a subsequent sale or taxable exchange of the Common Stock will be treated as a long-term capital gain or loss. The exercise of an Incentive Stock Option may give rise to an income adjustment under the Alternative Minimum Tax ("AMT") provisions of the Code that can subject the recipient to the imposition of AMT.

If a recipient exercises an Incentive Stock Option and disposes of the acquired Common Stock within two years after the date of the option grant or within one year after the date of the transfer of the Common Stock to the recipient, the recipient's and the Company's tax treatment will be the same as if the recipient had exercised a Non-Statutory Stock Option, except the recipient must treat the difference between the option price and the fair market value of the Common Stock on the date of exercise as an adjustment to alternative minimum taxable income, unless such disposition occurs in the same tax year as the year in which the Incentive Stock Option is exercised.

Restricted Shares - 83(b) Election. A Participant will not recognize any income upon the award of Restricted Shares unless the Participant makes an election under Section 83(b) of the Code in respect of such grant, as described below. Unless a Participant has made an election under Section 83(b) of the Code in respect of any Restricted Shares, any dividends received by the Participant with respect to Restricted Shares prior to the date the Participant recognizes income with respect to such award (as described below) must be treated by the Participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the Participant. After the terms and conditions applicable to the Restricted Shares are satisfied, or if the Participant has made an election under Section 83(b) of the Code in respect of the Restricted Shares, any dividends received by the Participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.

Unless the Participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the Restricted Shares are satisfied, a Participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a deduction (subject to the Code Section 162(m) limits described below), in an amount equal to the then fair market value of the shares of Common Stock for which the terms and conditions applicable to the restricted share award have been satisfied. The Participant's tax basis for any such shares of Common Stock would be the fair market value of the shares on the date such terms and conditions are satisfied.

A Participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of such Restricted Shares determined without regard to any restrictions thereon on the date of grant. Such an election must be made in writing by the Participant not later than 30 days after the date of grant. If such an election is made, no income would be recognized by the Participant and the Company will not be entitled to a corresponding deduction at the time the terms and conditions applicable to the Restricted Shares are satisfied. The Participant's tax basis for the Restricted Shares received would be the fair market value of the Restricted Shares determined without regard to any restrictions thereon on the date of grant. If a Participant makes such an election and subsequently all or part of the award is forfeited, the Participant would not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes for the Common Stock underlying an award of Restricted Shares shall commence when the terms and conditions applicable to the Restricted Shares are satisfied, unless the Participant makes a timely election under Section 83(b) of the Code. In such case, the holding period will commence immediately after the grant of such Restricted Shares.

Limits on Deductions - Section 162(m)

Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company and its subsidiaries is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other employee or Director of the Company or its subsidiaries is not affected by this provision.

Option awards under the Plan should not be subject to the Section 162(m) limitation. Restricted share awards under the Plan that are made subject to specific performance-based requirements contained in individual award agreements should meet the requirements of Code Section 162(m) so that the Company may claim a deduction equal to the value of such Restricted Shares upon the satisfaction of the performance-based requirements.

Additional Information

The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

If the provisions of the Plan relating to a change in control become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(1) of the Code). Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company.

Recommendation of the Board of Directors

The Board of Directors has carefully considered the Plan and recommends that the stockholders vote "For" adoption of the Plan.

By Order of the Board of Directors

Patrick T. Fleming

Vice President, General

Counsel & Corporate Secretary

MAP OF MEETING LOCATION

MAP TO THE MINNEAPOLIS AIRPORT MARRIOTT:

Minneapolis Airport Marriott
2020 East 79th Street
Bloomington, MN 55425
USA
Phone: 1-952-854-7441
Fax: 1-952-854-7671

Area Airports

  Minneapolis-St Paul - MSP (4 mi SW) Take I-494 West to 24th Ave. Exit on 24th Ave. Go Southbound (left) on 24th Ave. Turn right on 79th Street. The hotel is 1.5 blocks down on the right.

Exhibit A

Touch America Holdings, Inc.
Long-Term Incentive Compensation Plan

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Touch America Holdings, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "The Touch America Holdings, Inc. Long-Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

Subject to approval by the Company's stockholders, the Plan shall become effective as of October 1, 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of the Plan. The objectives of the Plan are to link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance by providing Awards for such performance; and to promote teamwork among Participants.

The Plan is intended to provide flexibility to the Company, its Affiliates, and Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in such success.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, October 1, 2012.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning stated in this Article is intended, the initial letter or letters of the term shall be capitalized.

2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.

2.3 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.6 "Cause" means reasonable job-related grounds for Termination based on a failure to satisfactorily perform job duties, disruption of the employer's operation, or another legitimate business reason; provided however, that a Termination based on a reduction-in-force, without more, shall not be for Cause.

2.7 "Change in Control" means the consummation of a reorganization, merger, or consolidation of the Company (a "Transaction"); or the sale, exchange, transfer, or other disposition of shares of stock of the Company (or shares of the stock of any Person (hereinafter defined) that is a stockholder of the Company), whereby: (i) the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than eighty percent (80%) of the combined voting power of the Company or other corporation resulting from such Transaction; or (ii) which results in any Person becoming the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company. In addition, the Board may determine, in its sole discretion, that a change in control has otherwise occurred.

Notwithstanding the foregoing, Section 2.7(ii) shall not apply to any Participant who actively participates in any change in control transaction resulting from the action or actions (other than any employment activities of such Participant on behalf of the Company or any of its subsidiaries) of any person or group of persons which includes, is directly affiliated with, or is wholly or partly controlled by such Participant or one or more executive officers of the Company.

2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.9 "Committee" means the Personnel Committee, consisting of two or more members of the Board who qualify as "non-employee directors" under the Exchange Act Rule 16b-3 and "outside directors" under Code Section 162(m), appointed by the Board to administer Awards to Employees, as specified in Article 3 herein.

2.10 "Common Stock" means the common stock, par value $.01, of the Company.

2.11 "Company" means Touch America Holdings, Inc., a Delaware corporation, all Subsidiaries of the Company and any successor thereto as provided in Article 16 herein.

2.12 "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.13 "Director" or "Directors" means any individual, or group of individuals, who are members of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

2.14 "Disability" means, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15 "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16 "Employee" means any employee of the Company or its Subsidiaries or Affiliates.

2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18 "Fair Market Value" means the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on a specified date, or, if the Common Stock shall not have traded on any specified date, the first preceding date on which it shall have traded.

2.19 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.20 "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.21 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 "Participant" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.25 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

2.27 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.28 "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

2.29 "Retirement" means retirement from employment with the Company in accordance with the policies of the Company then in effect.

2.30 "Shares" means the shares of common stock of the Company.

2.31 "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

2.32 "Termination" means termination of employment from the Company or any of its wholly-owned Subsidiaries, whether voluntary or involuntary, except in the event of death, Disability or Retirement.

Article 3. Administration

3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Board, or by a Committee appointed by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board delegates to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors is not to be so delegated and the responsibility and authority to make Awards to the Directors remains exclusively with the Board. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Board or Committee shall have the authority to delegate administrative duties to officers of the Company. Notwithstanding the foregoing, the Committee may not delegate its authority if such delegation would cause a violation of the requirements of Section 16 of the Exchange Act and the rules thereunder.

The Board, the Committee, or any person to whom duties have been delegated may employ attorneys, consultants, accountants, or other persons and shall be entitled to rely upon the advice, opinions, or evaluations of any such persons.

3.2 Authority of the Board. Except as limited by law, by the Certificate of Incorporation or the Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to Article 13 herein, amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Board may delegate its authority as identified herein.

All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised, or forfeited under the provisions hereof, shall be subject to the non-appealable determination of the Board.

3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be five million (5,000,000), of which no more than five hundred thousand (500,000) may be granted in the form of Restricted Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. To the extent that an Award shall expire without either being exercised or the benefits thereof paid, the shares of Common Stock pertaining to such Award shall again be available for the grant of an Award to the maximum extent permissible under Section 16 of the Exchange Act. Absent modification by the Board, the following rules shall apply to all grants of Awards under the Plan:

(a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be six hundred thousand (600,000) Shares.

(b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000) Shares of Restricted Stock.

4.2 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsection 4.1(a), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and any Director of the Company.

5.2 Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms, limitations and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, the grant of which is intended not to fall under the provisions of Code Section 422.

    Option Price. The "Option Price" of each Option granted shall be established by the Committee at the time the Option is granted. The Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Award.
    Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such additional restrictions and additional conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) by check or wire transfer; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); (c) by a combination of (a) and (b); or (d) any other method approved by the Board in its sole discretion. The tendering of Shares may be effected through attestation.

The Board also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Board may impose, at the time of grant, such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

    Termination of Employment/Directorship. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions, including those based on the reasons for Termination.
    Expiration of Options. Except as otherwise provided in the Participant's Award Agreement, an Option, to the extent vested and exercisable on the date of Termination, will expire upon the first to occur of the following: (i) the expiration of the period within which it may be exercised as determined by the Board at time of grant; (ii) the tenth anniversary of its Date of Grant; (iii) the lapse of three months following the Participant's Date of Retirement or Termination; or (iv) the lapse of a period of twelve months following the date of the Participant's Disability or death.

Except as otherwise provided in the Participant's Award Agreement, an Option, to the extent not vested and exercisable on the date of: (i) Termination, will expire and be forfeited immediately upon any such Termination; or (ii) Retirement, will expire and be forfeited upon the lapse of three months following such Retirement.

6.10 Nontransferability of Options.

(a) Incentive Stock Options (ISO). No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISO's granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options ("NQSO"). Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSO's granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Board, the Company may retain the certificates or book entry shares representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.5 Voting Rights. If the Board so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder will, unless the Board determines otherwise, be credited with dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

7.7 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

Article 8. Performance Measures

Performance measures, identified at the sole discretion of the Board or Committee, may be utilized for the purpose of granting Awards consistent with objectives of the Plan, as described in Section 1.2 hereof. Performance that contributes to the Company successfully achieving revenue growth, earnings and profitability goals will be measured using any appropriate metrics, as determined by the Board or Committee.

The Board in its sole discretion shall have the ability to set such performance measures at the corporate level or the business unit level.

The Board or Committee may exclude various items and occurrences from business results before determining Awards under the Plan. To the extent such exclusions affect Awards to executives covered by Code Section 162(m), they will be prescribed in resolutions that meet the requirements of Code Section 162(m) for deductibility.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 9. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless deemed otherwise, "joint tenants with rights-of- survivorship" shall be considered the ruling designation. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 10. Deferrals

The Board may permit or require a Participant to defer such Participant's receipt of the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 11. Rights of Employees/Directors

11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3 Rights as a Stockholder. A Participant shall not have stockholder rights with respect to Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 12. Change in Control

12.1 Treatment of Outstanding Awards. Upon the occurrence of a: (i) change in control; and, (ii) Termination of Participant, other than for Cause, as a result of the change in control event, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

(a) Any and all Options granted hereunder shall immediately vest and become exercisable, and shall remain exercisable for a period of time so specified in each Award Agreement;

(b) Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and
    The target payout opportunities attainable under all outstanding Awards of performance-based Options and Restricted Stock shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the change in control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the change in control, and there shall be paid out to Participants within thirty (30) days following the effective date of the change in control, a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the change in control.

12.2 Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan, but subject to the limitations of Section 13.3 hereof, or any Award Agreement provision, the provisions of this Article 12 may not be terminated, amended, or modified on or after the date of a change in control to affect adversely any Award then granted under the Plan without the prior written consent of the Participant with respect to the Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 12 at any time and from time to time prior to the date of a change in control.

Article 13. Amendment, Modification, and Termination

13.1 Amendment, Modification, and Termination. Notwithstanding any provision in this Plan to the contrary, under no circumstances shall there be allowed a tandem cancellation and regrant, or "repricing", of an outstanding Award under the Plan. The Board may, for any legitimate business purpose, amend, alter, suspend, discontinue, or terminate the Plan, without the consent of any Stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the Stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

    Increase the total number of Shares available for Awards under the Plan, except as provided in Article 4 hereof; or
    Permit Options to be granted with grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof.

13.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company as a result of changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any Awards meeting the requirements of Section 162(m) of the Code, as from time to time amended.

13.3 Awards Previously Granted. Except as provided in Article 13.2, no termination, amendment, or modification of the Plan shall adversely and materially affect any Award previously granted under the Plan or the rights of any Award holder, without the written consent of the Participant holding such Award.

13.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Board shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 13, make any adjustments it deems appropriate.

Article 14. Withholding

14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 15. Indemnification

Each person who is or shall have been a member of the Board, or of the Committee, or any officer or other persons delegated responsibility hereunder, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. General Provisions

17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

17.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Shares under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.6 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.7 No Additional Rights/Conflicting Terms. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

In the event that a Participant has been granted an Award pursuant to the Plan and has entered into an employment or similar agreement with the Company, the terms and conditions of the Plan, as they relate to such Award, shall govern in the event that the terms and conditions are in conflict or inconsistent with, such employment or similar agreement.

17.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board, in its sole discretion, shall have the power and authority to:

(a) Determine which Employees employed outside the United States are eligible to participate in the Plan;
    Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

(c) Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 17.8 by the Board or the Committee shall be attached to this Plan document as Appendices.

17.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.10 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the Federal or state courts of the state of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF TOUCH AMERICA HOLDINGS COMPANY, INC.

ORGANIZATION

The Audit Committee (the "Committee") of the Board of Directors shall consist of at least three Directors who are generally knowledgeable in financial and auditing matters, including at least one of whom has accounting or related financial management expertise. Each member shall be free from any relationship that would interfere with his or her exercise of independent judgment. The Committee's composition will meet the requirements of the Corporate Governance Standards on Audit Committees of the New York Stock Exchange. The Committee members and its chairperson shall be appointed by the full Board.

ROLE

The Committee shall assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the quality and integrity of the financial reporting process, the systems of internal financial and accounting controls, the performance and independence of the independent and internal auditors, the annual independent audit of the Company's financial statements, legal and ethical corporate compliance programs, and financial risk management programs established by management and the Board.

COMMUNICATION AND REPORTING

The Committee is expected to maintain free and open communication with the independent public accountants, the internal auditors, and the Company's management. The communication shall include private executive sessions at least annually with each of these parties. The Committee chairperson shall report on Committee activities and make recommendations as appropriate to the full Board.

RESPONSIBILITIES

The Committee's job is one of oversight. The Committee relies on the expertise and knowledge of management, the internal auditors, the independent auditor, and the internal and independent legal counsel in carrying out its oversight responsibilities. Management is responsible for preparing the Company's financial statements and determining that the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company's financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more financial, knowledge and detailed information on the Company than Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not have a duty to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, or to conduct investigations to assure compliance with laws and regulations or internal policies. The Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

In meeting its oversight responsibilities, the Committee shall perform the following functions. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

As Needed:

  Review major findings by the internal auditors, the independent public accountants, or the Corporate Compliance Officer, and take such action as the Committee deems appropriate.

  Meet with the Director of Internal Auditing, the independent public accountants, the Corporate Compliance Officer, and/or management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately, including any significant disputes between management and the independent auditor arising in connection with the preparation of the Company's financial statements.

  Report Audit Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

  Provide the Report of the Audit Committee to be included in the Company's proxy statement.

  Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.

  Approve the retention of the outside auditor for any non-audit service and the fee for such service.

  Consider the need for guidelines for the Company's hiring of employees of the outside auditor who were engaged on the Company's audit.

  Review off-balance sheet structures and their impact on the Company's financial statements.

  Review related party transactions.

Quarterly:

  Review with management the significant issues, appropriateness of and major changes in accounting principles, why management has solicited second outside opinions on significant accounting or auditing matters and clarity of financial disclosures in published documents containing financial statements.

  Review the Company's interim financial results to be included in the Company's Quarterly Report on Form 10-Q prior to filing such reports with the SEC and discuss with the independent public accountants their review of the Quarterly Reports and the matters required to be discussed by SAS No. 61, prior to the Company's filing of the Form 10-Q. The Committee Chair may represent the entire committee for this review.

Annually:

  Recommend to the Board of Directors the independent public accountants to be engaged, approve the compensation for services, and if appropriate, review and approve the discharge of the independent public accountants.

  Request a formal written statement from the outside auditors that delineates all relationships between the outside auditor and the Company and discuss any disclosed relationships or services that may impact the outside auditor's independence and objectivity.

  Review management's evaluation of the internal auditing department and independent public accountants.

  Review and reassess the effectiveness and compliance of the Committee's charter and the Committee's effectiveness in implementing the charter.

  Review with management and the outside auditors the audited financial statements and related footnotes, management discussion and analysis, and supplementary data, to be included in the Company's Annual Report on Form 10-K (or the Annual Report to shareholders if distributed prior to the filing of the Form 10-K) and review and consider with the outside auditors the matters required to be discussed by SAS No. 61. Based on their review, the Committee shall recommend inclusion of these financial statements in these reports.

  Review with the independent public accountants and the Director of Internal Auditing the adequacy of the Company's internal controls including computerized information system controls and security.

  Review compliance with the Code of Business Conduct, and approve any changes to scope or content.

  Review with the independent public accountants, financial management, and the Director of Internal Auditing, the audit scope and plans of the independent public accountants and the internal auditors and the extent to which the planned audit scopes can be relied on to detect fraud or weaknesses in controls.

  Review with financial management and the independent public accountants significant financial reporting issues and practices, including changes in, or adoption of, accounting principles and estimates to be applied in the Company's financial statements and disclosure practices.

  Discuss annual audit results with the Company's independent public accountants including any significant changes required in the independent public accountant's audit plan and any management letter provided by the auditors and the Company's response to that letter.

  Review with management and the Director of Internal Auditing any difficulties encountered in the course of the audits, including any restrictions on the scope of the work or access to required information.

  Review with management and the Director of Internal Auditing significant risks or exposures, including material pending legal proceedings involving the Company and other contingent liabilities, as well as other risks and exposures that may have a material impact on financial statements, and assess the steps management has taken to minimize such risk to the Company.

13. Prepare the Audit Committee report for inclusion in the Company's Proxy Statement and review and attach a copy of the charter to the proxy statement at least once every three years.

PROCEDURES

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

  The Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

  The Committee shall meet as often as deemed necessary or appropriate in its judgment, generally at least four times each year, either in person or by phone.

  The Committee shall meet on occasion with the external and internal auditors outside the presence of senior management, but at least quarterly.

  The Committee shall review the adequacy of this Charter on an annual basis.

PROXY VOTING INSTRUCTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 24, 2002

The undersigned hereby appoints R. P. Gannon, J. P. Pederson, and P. T. Fleming and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at Touch America Holdings, Inc. Annual Meeting of Shareholders on September 24, 2002, and at any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein. If NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND ITEM 2.

Mark, sign and date your proxy form below, detach it and return it in the postage paid envelope provided.

PLEASE DETACH AT PERFORATION

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

_X_PLEASE MARK VOTES AS IN Common Stock

THE EXAMPLE USING BLUE OR

BLACK INK The proxy is instructed to vote as follows:

The Board of Directors recommends a vote "FOR" items 1 & 2.
1. Election of Directors
Nominees: (1) R. D. Corette and (2) K. Foster. To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.	For Against For All Except ___ ____ ____
2. Long-Term Incentive Compensation Plan Approve the Long-Term Incentive Compensation Plan	For Against Withhold ___ ____ ____

Signature(s)________________________________________________________Dated: __________________, 2002

Please sign as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.

PROXY VOTING INSTRUCTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 24, 2002

The undersigned hereby appoints R. P. Gannon, J. P. Pederson, and P. T. Fleming and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at Touch America Holdings, Inc. Annual Meeting of Shareholders on September 24, 2002, and at any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein. If NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND ITEM 2.

Mark, sign and date your proxy form below, detach it and return it in the postage paid envelope provided.

PLEASE DETACH AT PERFORATION

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

_X_PLEASE MARK VOTES AS IN $6.875 Series Preferred Stock

THE EXAMPLE USING BLUE OR

BLACK INK The proxy is instructed to vote as follows:

The Board of Directors recommends a vote "FOR" items 1 & 2.
1. Election of Directors

Nominees: (1) R. D. Corette and (2) K. Foster.

To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above. Unless otherwise specified, your votes will be cast evenly for all nominees that you have not stricken. To cast your vote unevenly among directors, write "cumulative for" with the number of shares and the name(s) you wish to vote for.

For Against For All Except ___ ____ ____
2. Long-Term Incentive Compensation Plan Approve the Long-Term Incentive Compensation Plan	For Against Withhold ___ ____ ____

Signature(s)________________________________________________________Dated: __________________, 2002

Please sign as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.

Touch America Holdings, Inc.

Employee Stock Ownership Plan

Voting Direction Form

YOU MAY VOTE TOLL-FREE BY TELEPHONE OR ON THE INTERNET

(OR COMPLETE THE VOTING INSTRUCTION FORM BELOW AND RETURN IT BY MAIL)

Touch America Employees

ALLOCATED SHARES:

Voting by phone or on the Internet is easy, and you can vote 24 hours a day, 7 days a week. If you prefer to vote by mail, complete, sign, and date this form, and return it in its entirety to the Trustee in the postage-paid envelope provided. All votes must be received by the Trustee no later than 5:00 p.m. Eastern Time on September 19, 2002, to be included in the voting results.

TO VOTE BY TELEPHONE TO VOTE ON THE INTERNET

__________________________

YOUR CONTROL NUMBER

Call Toll-Free To cast your vote type the

on a Touch-Tone Phone: following web address:

1-866-860-0409 https://www.proxyvotenow.com/tah

Have this form available, when you call the Have this form available, enter your Control toll-free number. Then, just enter your Number, and follow the directions.

Control Number and follow the prompts.

Touch America Holdings, Inc.

Employee Stock Ownership Plan

Voting Direction Form

Annual Meeting of Shareholders - September 24, 2002

To: State Street Bank and Trust Company, Trustee

of the Touch America Employee Stock Ownership Plan

As a participant and a "named fiduciary" in the Touch America Employee Stock Ownership Plan, I direct State Street Bank and Trust Company, Trustee, to vote, as directed below, shares of Touch America Holdings, Inc. common stock which are allocated to my account, and also my proportionate number of shares which have not been allocated to participants or for which no direction forms are received, at the Annual Meeting of Shareholders on September 24, 2002, or at any adjournments thereof, and in its discretion to vote upon any other business that properly may come before the meeting. This voting direction when properly executed will be voted in the manner directed herein. IF NO SPECIFICATION IS MADE, THIS VOTING DIRECTION WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES FOR WHICH THE TRUSTEE HAS RECEIVED VOTING DIRECTIONS.

To be completed, signed, and dated on reverse side.

Do not return this form if you have voted by telephone or on the Internet.

Indicate your direction by marking an (X) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed direction form will be voted as the Board of Directors recommends, which is FOR Items 1 and 2.
ALLOCATED SHARES (See reverse side for number of shares.)	UNALLOCATED SHARES (Proportion to be determined.)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND ITEM 2	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND ITEM 2
1. Election of Directors	1. Election of Directors

FOR __ __WITHHOLD

all nominees listed authority to vote

below for all nominees

listed below

__ FOR ALL

EXCEPT

Nominees: (01) R. D. Corette and (02) K. Foster

INSTRUCTIONS: To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

FOR __ __WITHHOLD

all nominees listed authority to vote

below for all nominees

listed below

__ FOR ALL

EXCEPT

Nominees: (01) R. D. Corette and (02) K. Foster

INSTRUCTIONS: To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

2. Long-Term Incentive Plan	2. Long-Term Incentive Plan
Approve the Long-Term Incentive Compensation Plan	Approve the Long-Term Incentive Compensation Plan
__ FOR __ AGAINST __ ABSTAIN	__ FOR __ AGAINST __ ABSTAIN

_______________________________________________ Date _______________________________, 2002

SIGNATURE. Sign as name appears on reverse side

To assure your representation at the meeting, please vote by phone or on the Internet or sign and mail this form promptly in the enclosed, postage-paid envelope to

State Street Bank and Trust Company, Box 1997 G.P.O., New York, N.Y. 10117-0024

Touch America Holdings, Inc.

Confidential Voting Instructions Annual Meeting of Shareholders - September 24, 2002

YOU MAY VOTE TOLL-FREE BY TELEPHONE OR ON THE INTERNET (OR COMPLETE THE VOTING INSTRUCTION FORM BELOW AND RETURN IT BY MAIL)

NorthWestern Employees

Voting by phone or on the Internet is easy, and you can vote 24 hours a day, 7 days a week. If you prefer to vote by mail, complete, sign, and date this form, and return it to the Trustee in the postage-paid envelope provided. All votes must be received by the Trustee no later than 5:00 p.m. Eastern Time on September 18, 2002, to be included in the voting results.

TO VOTE BY TELEPHONE		TO VOTE ON THE INTERNET

Call Toll-Free on a Touch-Tone Phone: 1-866-860-0435	YOUR CONTROL NUMBER	To cast your vote type the following web address: https://www.proxyvotenow.com/tam

Have this form available when you call the toll-free number. Then, just enter your Control Number and follow the prompts.	Have this form available, enter your Control Number, and follow the directions.

Do not return this form if you have voted by phone or on the Internet.

DETACH HERE

Touch America Holdings, Inc. Confidential Voting Instructions

To: Boston Safe Deposit and Trust Company, as Trustee of the NorthWestern Energy 401(k) Retirement Savings Plan

YOUR CONTROL NUMBER

The undersigned hereby instructs Boston Safe Deposit and Trust Company, as Trustee of the NorthWestern Energy 401(k) Retirement Savings Plan, to vote in person or by proxy at the Annual Meeting of Shareholders of Touch America Holdings, Inc. to be held on September 24, 2002 and at any postponements thereof, all shares of Common Stock of Touch America Holdings, Inc. for which the undersigned shall be entitled to instruct, in the manner specified on the other side hereof.

Boston Safe Deposit and Trust Company will vote the shares represented by this Voting Instruction Form if it is properly completed, signed and received by the Trustee before 5:00 p.m. EST on September 18, 2002. Please note that if the Voting Instruction Form is not properly completed and signed, or if it is not received by September 18, 2002, as indicated above, shares allocated to a participant's account will be voted in the same proportion as those share for which voting instructions have been received.

This Voting Instruction Form is requested by the Trustee in conjunction with a proxy solicitation by the Board of Directors to Touch America Holdings, Inc. Please read the enclosed Proxy Statement for more information. The Trustee makes no recommendation regarding any voting instruction.

To be completed, signed, and dated on reverse side.

If you have not voted by phone or on the Internet, please complete, sign and date this form and mail it promptly in the enclosed, postage-paid envelope to
Boston Safe Deposit and Trust Company, Box 1997 G.P.O., New York, N.Y. 10117-0024.
Do not return this form if you have voted by phone or on the Internet.

DETACH HERE

X		Please mark votes as in the example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND ITEM 2.

1. Election of Directors	2. Long-Term Incentive Plan Approve the Long-Term Incentive Plan

FOR	WITHHOLD	FOR	AGAINST	ABSTAIN
all nominees listed below	Authority to vote for all nominees listed below

FOR ALL EXCEPT

Nominees: (01) R.D. Corette and (02) K. Foster.

INSTRUCTION: To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

	Date			, 2002
SIGNATURE: Sign as name appears on reverse side